Exhibit 4(ii)


THIS CONVERTIBLE UNSECURED PROMISSORY NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            RELM WIRELESS CORPORATION
                   8% Convertible Subordinated Promissory Note
                              Due December 31, 2004
$[_________________]                                                   No. [   ]

[________________________, 2000]


         RELM WIRELESS CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), for value received, hereby promises to pay to [ ], or registered assigns (the "Payee" or "Holder") upon due presentation and surrender of this Note, on December 31, 2004 (the "Maturity Date"), the principal amount of [ ] ($_________) and accrued interest thereon as hereinafter provided.

         This Convertible Subordinated Promissory Note (this "Note") was issued by the Company on ______, 2000 (the "Issuance Date") pursuant to a certain Confidential Term Sheet dated as of March ___, 2000 (together with the Schedules and Exhibits thereto, the "Term Sheet") relating to the purchase and sale of 8% Convertible Subordinated Promissory Notes maturing December 31, 2004 (collectively, the "Notes") in the aggregate principal amount of up to $3,250,000. The holders of such Notes are referred to hereinafter as the "Holders."

                                    ARTICLE I

              PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

                  1.1 Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of eight percent (8%) per annum (the "Stated Interest Rate"), in like coin and currency, payable to the Payee in three (3) month intervals on each January 1, April 1, July 1 and October 1 during the term of this Note (commencing April 1, 2000) (an "Interest Payment Date") and on the Maturity Date. Interest shall accrue from the Issuance Date. Both principal hereof and interest thereon are payable at the

Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check, sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

                  1.2 If this Note or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.


                                   ARTICLE II

                                   CONVERSION

                  2.1 Conversion at Option of Holder. At any time and from time to time until the earlier of (i) the Maturity Date or (ii) the conversion of the
Note in accordance with Section 2.2 hereof, this Note is convertible in whole or in part at the Holder's option into shares of common stock, par value $0.60 per share, (the "Common Stock") of the Company upon surrender of this Note, at the office of the Company, accompanied by a written notice of conversion in the form of Attachment II hereto, or otherwise in form reasonably satisfactory to the Company duly executed by the registered Holder or its duly authorized attorney. This Note is convertible into shares of Common Stock at a price per share of Common Stock equal to $3.25 per share (the "Conversion Price"). Interest shall accrue to and including the day prior to the date of conversion and shall be paid on the last day of the month in which conversion rights hereunder are exercised. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion. As soon as practicable following conversion and upon the Holder's compliance with the conversion procedure described in Section
2.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Note is converted in part, a new Note of like tenor in the principal amount equal to the remaining principal balance of this Note after giving effect to such partial conversion.

                  2.2 Conversion at Option of the Company. Provided that an Event of Default as provided herein (relating to the failure to pay principal and interest under the Note) shall not have occurred and then be continuing, in the event that (i) the closing price per share of the Company's Common Stock on the NASDAQ National Market System or such other exchange as the Common Stock may then be listed exceeds $6.50 per share for each ninety (90) consecutive trading days; and (ii) the Common Stock to be issued to holder upon conversion of the Note is registered under an effective registration statement under the Securities Act of 1933, as amended, then at any time thereafter until the Maturity Date, the Company may upon written notice to the Holders of all Notes (the "Mandatory Conversion Notice") require that all, but not less than all, of the outstanding principal amount of the Notes be converted into shares of Common Stock at a price per share equal to the Conversion Price. The Mandatory Conversion Notice shall state (1) the date fixed for conversion (the "Conversion Date") (which date shall not be prior to the date the Mandatory Conversion Notice is given), (2) any disclosures required by law, (3) the trading dates and closing prices of the Common Stock giving rise to the Company's option to require conversion of the Notes, (4) that the Notes shall cease to accrue interest after the day immediately preceding the Conversion Date, (5) the place where the Notes shall be delivered and (6) any other instructions that Holders must follow in order to tender their Notes in exchange for certificates for shares of Common Stock. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such conversion, except as to a Holder (x) to whom notice was not mailed or (y) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company or an agent employed by the Company that notice of conversion has been mailed postage prepaid to the last address of the Holder appearing on the Note registry books kept by the Company shall, in the absence of fraud, be prima facie evidence of the facts stated therein. On and after the Conversion Date, except as provided in the next two sentences, Holders of the Notes shall have no further rights except to receive, upon surrender of the Notes, a certificate or certificates for the number of shares of Common Stock as to which the Note shall have been converted. Interest shall accrue to and include the day prior to the Conversion Date and shall be paid on the last day of the month in which Conversion Date occurs. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion.

                  2.3 Registration of Transfer; Conversion Procedure. This Note and all rights hereunder may be sold, transferred or otherwise disposed of, in whole or in part, to any person in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder The Company shall maintain books for the transfer and registration of the Notes. Upon the transfer of any Note with notice attached hereto as Attachment I and in accordance with applicable law or regulation, the Company shall issue and register the Note in the names of the new holders. The Notes shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall convert, from time to time, any outstanding Notes upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and, in the case of a conversion pursuant to Section 2.1 hereof, accompanied by a properly completed and executed Conversion Notice attached hereto as Attachment II and any documentation deemed necessary by the Company showing the availability of an exemption under applicable state and federal securities laws. Subject to the terms of this Note, upon surrender of this Note, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Note and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such shares of Common Stock as of the date of the surrender of this Note. Upon conversion, the Holder will be required to execute and deliver any documentation deemed necessary by the Company showing the availability of an exemption under applicable state and federal securities laws.

                  2.4 Company to Provide Common Stock. The Company has shares of Common Stock available to reserve for issuance upon the conversion of the Notes. The shares of Common Stock which may be issued upon the conversion of the Notes shall be fully paid and non-assessable and free of preemptive rights. The Company will comply with all securities laws regulating the offer and delivery of the shares upon conversion of the Notes and will list such shares on each national securities exchange or quotation system upon which the Common Stock is listed or quoted. Each share of Common Stock issued upon exercise of this Note shall bear a legend containing the following words:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.

                  The requirement that the above legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the Staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

                  2.5 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the earlier to occur of (i) exercise of conversion rights hereunder and (ii) the Maturity Date: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital;

then, upon the subsequent exercise of conversion rights, the Holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

                  2.6 Reorganization of the Company. If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Note shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of this Note would have owned immediately after such transaction if the Holder had converted this Note at the Conversion Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of this Note shall execute and deliver to the Holder a supplemental Note so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Section 2.6 The successor company shall mail to the Holder a notice describing the supplemental Note.

                  If securities deliverable upon conversion of this Note, as provided above, are themselves convertible into the securities of an affiliate of a corporation formed, surviving or otherwise affected by the merger or other transaction, that issuer shall join in the supplemental Note which shall so provide. If this section applies, Section 2.5 does not apply.

                  2.7 (a) Sale of Common Stock Below the Conversion Price. If after the date hereof, the Company shall (except as hereinafter provided), issue any shares of Common Stock for a consideration less than the Conversion Price then in effect, then the Conversion Price upon each such issuance shall be adjusted to that price (calculated to the nearest one cent) determined by multiplying the Conversion Price in effective immediately prior to such event by a fraction:

                                    (i) the numerator of which shall be the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the then effective Conversion Price, and

                                    (ii) the denominator of which shall be the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus the number of such additional shares of Common Stock so issued.

                      (b) Anything in this Section 2.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

                                    (i) the grant, issuance or exercise of any
Common Stock pursuant to the Company's qualified or non-qualified employee stock option plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors or approved by the Company's shareholders, as they may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors;

                                    (ii) the grant, issuance or exercise of any
Common Stock in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors;

                                    (iii) the issuance of any shares of Common
Stock pursuant to the grant or exercise of convertible securities outstanding as of the date hereof; or

                                    (iv) shares issued, subdivided or combined
in transactions described in Section 2.5 if and to the extent that the number of shares of Common Stock received upon conversion of this Note shall have been previously adjusted pursuant to Section 2.5 as a result of such issuance, subdivision or combination of such securities.

                      (c) For purposes of this Section 2.7, the following provisions shall also be applied:

                                    (i) In case of the issuance or sale of
additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

                                    (ii) In the case of the issuance of shares
of Common Stock for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the current market price thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellation.

                                    (iii) In case of the issuance of additional
shares of Common Stock upon the conversion or exchange of any obligations, the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares.

                      (d) Anything in this Section 2.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.15 in such Conversion Price; provided, however, that any adjustments which by reason of this subsection 2.7(d) are not required to be made shall be carried forward and taken into account in making subsequent adjustments.

                  2.8 Notice to Holder. If, at any time while this Note is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Note at its address appearing on the registration books of the Company, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

                                   ARTICLE III

                                  SUBORDINATION

                  3.1. Agreement to Subordinate. The Company agrees, and each Holder by accepting this Note agrees, that the indebtedness evidenced by this
Note is subordinated in right of payment, to the extent and in the manner provided in this Article III, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness (as defined below).

                  3.2 Company Not to Make Payment With Respect to Note in Certain Circumstances.


                      (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal or interest on this Note or to acquire this Note.

                      (b) Upon the occurrence of an event of default (or if any event of default would result upon any payment upon or with respect to this
Note) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, in payment of the principal or interest on or any other amount owing in respect of such Senior Indebtedness, (and, if the default is other than default in payment of the principal or interest on or any other amount owing in respect of such Senior Indebtedness, upon written notice thereof given to the Company by the holders of Senior Indebtedness), then, unless (i) such an event of default shall have been cured or waived or shall have ceased to exist or (ii) the Company receives written notice from the holder of the Senior Indebtedness with respect to which such event of default relates approving payment on this Note, no payment shall be made by the Company with respect to the principal or interest on this Note or to acquire this Note; provided that no such default will prevent any payment on, or in respect of, this Note for more than 90 days unless the maturity of such Senior Indebtedness has been accelerated. Not more than one such 90 day delay may be made in any consecutive 360 day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

                  3.3 Senior Indebtedness. "Senior Indebtedness" means the principal of, premium, if any, and interest, fees and costs under, the Loan and Security Agreement dated February 26, 1999 by and between Summit Commercial/Gibralter Corp. and Relm Communications, Inc., Relm Wireless Corporation and RXD, Inc., as amended from time to time (the "Loan Agreement"), and any documents or agreements executed in connection with the Loan Agreement (such documents together with the Loan Agreement are hereinafter referred to as the "Loan Documents"), and all increases, deferrals, replacements, extensions, renewals, refundings, or refinancings thereof.

                  3.4 Payments Improperly Received. In the event that any payment (including any pre-payment) on account of principal of or interest on this Note shall be received by any Holder of this Note before all Senior Indebtedness is paid in full, and at a time when the Company shall be prohibited from making such payment(s) by Article III hereof, such payment(s) shall be held in trust by such Holder for the benefit of and shall be paid over to the holder of the Senior Indebtedness to the extent necessary to make payment in full of the Senior Indebtedness (including, without limitation, principal, interest at the applicable rate specified in the Loan Agreement, and any other sums due and owing under the Loan Agreement or any of the other Loan Documents, whether or not such sums are an allowable claim in any bankruptcy proceeding).

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Default. If one or more of the following described events (each of which being an "Event of Default" hereunder) shall occur and shall be continuing,

                      (a) any of the representations, covenants, or warranties made by the Company herein shall have been incorrect when made in any material respect; or

                      (b) the Company shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Company under this Note (or any security of the Company held by the Holder), and such breach or failure to perform shall not be cured within thirty (30) days after written notice to the Company; or

                      (c) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) calendar days after such appointment; or

                      (d) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) calendar days thereafter; or

                      (e) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, Company shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) calendar days thereafter; or

                      (f) the Company shall have failed to pay interest within five business days of when due hereunder and/or principal within three business days of when due hereunder; in each case, after receipt of written notice of such payment default; or

                      (g) the Company shall have failed to timely deliver shares of Common Stock issuable upon conversion of this Note pursuant to the terms of this Note;

then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder's sole discretion, the Holder may consider the entire principal amount of this Note (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, the Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. Nothing contained herein shall limit the rights of the Holder to collect liquidated damages as provided herein or in any other agreement entered into between the Holder and the Company, or any other damages that the Holder may otherwise be entitled to under the terms of this Note.

                  4.2 Collection Costs. In the event that this Note shall be placed in the hands of an attorney for collection by reason of any Event of Default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the Holder in connection with the collection of this Note.

                  4.3 Rights Cumulative. The rights, powers and remedies given to the Holder under this Note shall be in addition to all rights, powers and remedies given to it by virtue of any document or instrument executed in connection therewith, or any statute or rule of law.

                  4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, any documents or instruments executed in connection therewith or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

                  4.5 Amendments in Writing. No modification or waiver of any provision of this Note, or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the Holder, and any such modification or waiver shall apply only in the specific instance for which given.

                  4.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, without giving effect to its conflicts of laws rules wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of New York, County of New York shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

                  4.7 No Counterclaims. The undersigned waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder and waives the right in any litigation with the Payee (whether or not arising out of or relating to this Note) to trial by jury.

                  4.8 Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

                  4.9 Stamp Tax. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

                  4.10 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it.

                  4.11 No Rights as Shareholders. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends (except as provided in Section 2.5 of this Note) or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company.

                  IN WITNESS WHEREOF, Relm Wireless Corporation has caused this Note to be signed by its President and to be dated the day and year first above written.

ATTEST [SEAL]                                        RELM WIRELESS CORPORATION


________________________________            By:_________________________________
                                               Name:
                                               Title:

                                  ATTACHMENT I

                                   Assignment


         For value received, the undersigned hereby assigns to ______________ $________________ principal amount of the 8% Convertible Subordinated Promissory Note due December 31, 2004 evidenced hereby and hereby irrevocably appoints _______________ attorney to transfer the Note on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:



______________________________

                                  ATTACHMENT II

                                CONVERSION NOTICE

                          TO: RELM WIRELESS CORPORATION

              The undersigned holder of this Note hereby irrevocably exercises the option to convert $____________ principal amount of such Note (which may be less than the stated principal amount thereof) into shares of Common Stock of Relm Wireless Corporation, in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.




                                         ____________________________________
                                              Name and address of Holder



                                         ___________________________________
                                                 Signature of Holder


              Principal amount of Note to be converted $


              If shares are to be issued otherwise then to the holder:



Name of Transferee
                                             Address of Transferee

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________





                                            Social Security Number of Transferee


                                            ____________________________________